Exhibit 99.1

Moved on Business Wire

CSC Delivers Solid Margin Expansion, Profit Growth, and Cash Flow
in Fourth Quarter and Fiscal Year 2015

•	Q4 Earnings per Share from Continuing Operations of $0.06 Includes Cumulative Impact of Certain Items of ($1.20) per Share

•	Q4 Non-GAAP Diluted Earnings per Share of $1.26, up 10% YoY

•	FY15 Earnings per Share from Continuing Operations of $0.15 Includes Cumulative Impact of Certain Items of ($4.49) per Share

•	FY15 Non-GAAP Diluted Earnings per Share of $4.64, up 9%

•	FY15 Net Cash Provided by Operating Activities of $1.43 Billion

•	FY15 Free Cash Flow of $717 Million

•	FY16 Non-GAAP EPS from Continuing Operations Target of $4.75 to $5.05

FALLS CHURCH, Va., May 19, 2015 - CSC (NYSE: CSC) today reported results for the fourth quarter and fiscal year 2015.

“In fiscal 2015, CSC again delivered earnings growth, margin expansion, and healthy cash flow, and returned significant capital to our shareholders. We finished the year with sequential revenue growth on a constant currency basis and good bookings performance,” said Mike Lawrie, president and CEO. “We continue to invest in new offerings to better position CSC to capitalize on the significant growth opportunities we are seeing in the marketplace."

Financial Highlights - Fourth Quarter Fiscal 2015

•	Earnings per share from continuing operations was $0.06 in the fourth quarter, compared with $1.83 in the fourth quarter of fiscal 2014, and includes:

◦	$(1.74) from non-cash pension-related charges,

◦	$(0.02) from SEC-related and other charges,

◦	$(1.28) from a special restructuring charge, and

◦	$1.85 benefit from a tax valuation allowance.

•	Non-GAAP diluted earnings per share was $1.26 excluding these items, compared with $1.15 in the fourth quarter of fiscal 2014.

•	Income from continuing operations was $13 million in the fourth quarter, compared with $276 million in the fourth quarter of fiscal 2014, and includes:

◦	$(249) million from non-cash pension-related charges,

◦	$(3) million from SEC-related and other charges,

◦	$(183) million from a special restructuring charge, and

◦	$264 million benefit from a tax valuation allowance.

•	Non-GAAP income from continuing operations was $184 million excluding these items, compared with $174 million in the year-ago quarter.

•	(Loss) income from continuing operations, before taxes of $(317) million includes:

◦	$(319) million from non-cash pension-related charges,

◦	$(5) million from SEC-related and other charges, and

◦	$(246) million from a special restructuring charge.

•	Non-GAAP income from continuing operations, before taxes was $253 million excluding these items.

•
Adjusted operating income of $349 million, excluding the special restructuring charge, compares with $364 million in the year-ago quarter. Adjusted operating margin of 12.0% increased from 10.9% in the year-ago quarter.

•
Adjusted earnings before interest and taxes (EBIT) of $283 million compares with $296 million in the fourth quarter of fiscal 2014. Adjusted EBIT margin of 9.7% improved from 8.9% in the year-ago quarter.

Financial Highlights - Fiscal Year 2015

•	Earnings per share from continuing operations was $0.15 in fiscal year 2015, compared with $5.70 in fiscal 2014, and includes:

◦	$(3.70) from non-cash pension-related charges,

◦	$(1.35) from SEC-related and other charges,

◦	$(1.26) from a fourth quarter fiscal 2015 special restructuring charge, and

◦	$1.81 benefit from a tax valuation allowance.

•	Non-GAAP diluted earnings per share was $4.64 excluding these items, versus $4.27 in fiscal 2014.

•	Income from continuing operations was $36 million in fiscal year 2015, compared with $880 million in fiscal 2014, and includes:

◦	$(541) million from non-cash pension-related charges,

◦	$(197) million from SEC-related and other charges,

◦	$(183) million from a fourth quarter fiscal 2015 special restructuring charge, and

◦	$264 million benefit from a tax valuation allowance.

•	Non-GAAP income from continuing operations was $693 million excluding these items, versus $664 million in the prior year.

•	(Loss) income from continuing operations, before taxes of $(276) million includes:

◦	$(782) million from non-cash pension-related charges,

◦	$(200) million from SEC-related and other charges, and

◦	$(246) million from a fourth quarter fiscal 2015 special restructuring charge.

•	Non-GAAP income from continuing operations, before taxes was $952 million excluding these items.

•
Adjusted operating income was $1,334 million, excluding the fourth quarter fiscal 2015 special restructuring charge, and compares with $1,395 million in the prior year. Adjusted operating margin of 11.0% increased from 10.7% in the prior year.

•	Adjusted EBIT was $1,080 million and compares with $1,114 million in the prior year. Adjusted EBIT margin of 8.9% improved from 8.6% in the prior year.

•	Net cash provided by operating activities was $1.43 billion and compares with $1.56 billion in the prior year.

•	Fiscal 2015 free cash flow was $717 million versus $689 million in the prior year.

Global Business Services
GBS revenue of $980 million in the quarter compares with $1,152 million in the year ago quarter. GBS revenue declined by 7.6% in constant currency, driven by contract completions and the ongoing repositioning of the consulting business, partially offset by growth in new offerings. Adjusted operating margin of 16.7% compared with 17.4% in the prior year, reflecting higher investments in the business. New contract awards for GBS were $1.1 billion in the quarter.

Global Infrastructure Services
GIS revenue of $929 million in the quarter compares with $1,173 million in the year ago quarter. GIS revenue declined by 14.8% in constant currency from the prior year, with growth in new offerings such as MyWorkStyle desktop solutions partially offsetting the impact of price-downs, restructurings, and contract completions. Adjusted operating margin of 6.8% compared with 6.1% in the prior year, driven by cost takeout benefits, partially offset by continued investments in the business. GIS reported new contract awards of $1.2 billion in the quarter.

North American Public Sector
NPS revenue was $1.00 billion in the quarter, flat on both a sequential and year-over-year basis. Growth in state health IT, NextGen IT such as Cloud, and business process outsourcing work offset declines in other Department of Defense and federal civilian contracts. Adjusted operating margin of 14.0% increased from 11.2% in the prior year, as the business continues to benefit from better contract performance and cost efficiencies. New contract awards for NPS were $1.0 billion in the quarter.

Returning Capital to Shareholders
During the fourth quarter, CSC returned $257 million to shareholders consisting of $33 million in common stock dividends and $224 million of share repurchases. CSC repurchased 3.2 million shares at an average price of $69.71.

For fiscal year 2015, CSC returned $867 million to shareholders in the form of $131 million in common stock dividends and $736 million of share repurchases. During the year, CSC repurchased 11.7 million shares at an average price of $62.83.

CSC had 138,773,340 basic shares outstanding on April 3, 2015.

Conference Call and Webcast
CSC senior management will host a conference call and webcast at 5 p.m. ET today. The dial-in number for domestic callers is 888-542-1101. Callers who reside outside of the United States or Canada should dial 719-325-2482. The passcode for all participants is 9825381. The webcast audio and any presentation slides will be available on CSC’s Investor Relations website.

A replay of the conference call will be available from approximately two hours after the conclusion of the call until May 26, 2015. The replay dial-in number is 888-203-1112 for domestic callers and 719-457-0820 for callers who reside outside of the United States and Canada. The replay passcode is also 9825381. A replay of this webcast will also be available on CSC’s website.

Non-GAAP Measures
In an effort to provide investors with additional information regarding the Company’s preliminary and unaudited results as determined by U.S. generally accepted accounting principles (GAAP), the Company has also disclosed in this press release preliminary non-GAAP information, and certain further adjustments thereto, which management believes provides useful information to investors, including: operating income, earnings before interest and taxes (EBIT), free cash flow, and non-GAAP results including non-GAAP income (loss) from continuing operations and non-GAAP diluted earnings (loss) per share from continuing operations. Reconciliations of the preliminary non-GAAP measures to the respective and most directly comparable GAAP measures, as well as the rationale for management’s use of non-GAAP measures, are included below.

About CSC
Computer Sciences Corporation (CSC) is a global leader of next generation information technology (IT) services and solutions. The Company's mission is to enable superior returns on our clients’ technology investments through best-in-class industry solutions, domain expertise and global scale. CSC has approximately 70,000 employees and reported revenue of $12.2 billion for the 12 months ended April 3, 2015. For more information, visit the company's website at www.csc.com.

All statements in this press release and in all future press releases that do not directly and exclusively relate to historical facts constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements represent the Company’s intentions, plans, expectations and beliefs, and are subject to risks, uncertainties and other factors, many of which are outside the Company’s control. These factors could cause actual results to differ materially from such forward-looking statements. For a written description of these factors, see the section titled “Risk Factors” in CSC’s Form 10-K for the fiscal year ended March 28, 2014 and any updating information in subsequent SEC filings. The Company disclaims any intention or obligation to update these forward-looking statements whether as a result of subsequent event or otherwise, except as required by law.

Contact:
Richard Adamonis, Corporate Media Relations, 862.228.3481, radamonis@csc.com
George Price, Investor Relations, 703-641-3842, gprice4@csc.com

Note: During the first quarter of fiscal 2015, CSC adopted a new mark-to-market pension accounting policy and changed its inter-company accounting policy. The Company’s results from the prior year have been adjusted to reflect these changes.

Business Segment Revenues, Operating Income and Operating Margins
(preliminary and unaudited)

Revenues by Segment
	Quarter Ended
(Amounts in millions)	April 3, 2015	March 28, 2014	% Change	% Change in Constant Currency
Global Business Solutions	$980	$1,152	(14.9)%	(7.6)%
Global Infrastructure Services	929	1,173	(20.8)	(14.8)
North American Public Sector	1,000	1,004	(0.4)	(0.4)
Total Revenue	$2,909	$3,329	(12.6)%	(8.0)%

	Twelve Months Ended
(Amounts in millions)	April 3, 2015	March 28, 2014	% Change	% Change in Constant Currency
Global Business Solutions	$4,036	$4,321	(6.6)%	(4.7)%
Global Infrastructure Services	4,080	4,578	(10.9)	(9.4)
North American Public Sector	4,057	4,099	(1.0)	(1.0)
Total Revenue	$12,173	$12,998	(6.3)%	(5.2)%

Operating Income and Operating Margins by Segment
	Quarter Ended
	April 3, 2015		March 28, 2014
(Amounts in millions)	Operating Income	Operating Margin	Operating Income	Operating Margin
Global Business Solutions	$39	4.0%	$201	17.4%
Global Infrastructure Services	(49)	(5.3)	92	7.8
North American Public Sector	135	13.5	112	11.2
Corporate & Eliminations	(22)	—	(20)	—
Total Operating Income	$103	3.5%	$385	11.6%

	Twelve Months Ended
	April 3, 2015		March 28, 2014
(Amounts in millions)	Operating Income	Operating Margin	Operating Income	Operating Margin
Global Business Solutions	$405	10.0%	$574	13.3%
Global Infrastructure Services	162	4.0	382	8.3
North American Public Sector	591	14.6	524	12.8
Corporate & Eliminations	(70)	—	(64)	—
Total Operating Income	$1,088	8.9%	$1,416	10.9%

Consolidated Statements of Operations
(preliminary and unaudited)

	Quarter Ended		Twelve Months Ended
(Amounts in millions, except per-share amounts)	April 3, 2015	March 28, 2014	April 3, 2015	March 28, 2014

Revenues	$2,909	$3,329	$12,173	$12,998

Costs of services (excludes depreciation and amortization and restructuring costs)	2,433	2,257	9,534	9,272
Selling, general and administrative (excludes SEC settlement related charges and restructuring costs)	294	300	1,340	1,220
Selling, general and administrative - SEC settlement related charges	2	—	197	—
Depreciation and amortization	215	265	977	1,018
Restructuring costs	246	43	261	76
Interest expense	36	35	148	147
Interest income	(6)	(5)	(20)	(16)
Other expense, net	6	2	12	18
Total costs and expenses	3,226	2,897	12,449	11,735

(Loss) income from continuing operations, before taxes	(317)	432	(276)	1,263
Income tax (benefit) expense	(330)	156	(312)	383
Income from continuing operations	13	276	36	880
(Loss) income from discontinued operations, net of taxes	—	(3)	(29)	88
Net income	13	273	7	968
Less: net income attributable to noncontrolling interest, net of tax	4	3	15	21
Net income (loss) attributable to CSC common stockholders	$9	$270	$(8)	$947

Earnings (loss) per common share
Basic:
Continuing operations	$0.06	$1.87	$0.15	$5.81
Discontinued operations	—	(0.02)	(0.21)	0.60
	$0.06	$1.85	$(0.06)	$6.41
Diluted:
Continuing operations	$0.06	$1.83	$0.15	$5.70
Discontinued operations	—	(0.02)	(0.20)	0.58
	$0.06	$1.81	$(0.05)	$6.28

Cash dividend per common share	$0.23	$0.20	$0.92	$0.80
Weighted average common shares outstanding for:
Basic EPS	140.760	145.953	142.557	147.647
Diluted	142.812	149.251	145.780	150.761

Selected Balance Sheet Data
(preliminary and unaudited)

	As of
(Amounts in millions)	April 3, 2015	March 28, 2014

Assets
Cash and cash equivalents	$2,098	$2,443
Receivables, net	2,369	2,759
Prepaid expenses and other current assets	438	426
Total current assets	4,905	5,628

Property and equipment, net	1,583	2,031
Outsourcing contract costs, net	326	427
Software, net	751	650
Goodwill	1,671	1,667
Other assets	965	986
Total Assets	$10,201	$11,389

Liabilities
Short-term debt and current maturities of long-term debt	$904	$681
Accounts payable	422	394
Accrued payroll and related costs	356	592
Accrued expenses and other current liabilities	1,239	1,094
Deferred revenue and advance contract payments	618	624
Income taxes payable and deferred income taxes	62	77
Total current liabilities	3,601	3,462

Long-term debt, net of current maturities	1,765	2,207
Income tax liabilities and deferred income taxes	412	557
Other long-term liabilities	1,474	1,219

Total Equity	2,949	3,944

Total Liabilities and Equity	$10,201	$11,389

Consolidated Statements of Cash Flows
(preliminary and unaudited)

	Twelve Months Ended
(Amounts in millions)	April 3, 2015	March 28, 2014
Cash flows from operating activities:
Net income	$7	$968
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	977	1,018
Pension & OPEB actuarial & settlement losses (gains)	782	(259)
Stock-based compensation	68	73
Deferred taxes	(449)	169
Gain on dispositions	(22)	(85)
Provision for losses on accounts receivable	2	4
Excess tax benefit from stock based compensation	(18)	(8)
Unrealized foreign currency exchange gain	(4)	(29)
Impairment losses and contract write-offs	—	3
Cash surrender value in excess of premiums paid	(9)	(8)
Other non-cash charges, net	39	55
Changes in assets and liabilities, net of effects of acquisitions and dispositions:
Decrease in receivables	237	168
Increase in prepaid expenses and other current assets	(36)	(40)
Decrease in accounts payable and accrued expenses	(335)	(549)
Increase in accrual for SEC settlement related charges	190	—
(Decrease) increase in income taxes payable and income tax liability	(23)	119
Increase in advanced contract payments and deferred revenue	11	2
Other operating activities, net	16	(41)
Net cash provided by operating activities	1,433	1,560

Cash flows from investing activities:
Purchases of property and equipment	(381)	(420)
Payments for outsourcing contract costs	(68)	(71)
Payments for acquisitions, net of cash acquired	(49)	(190)
Proceeds from business dispositions	(13)	248
Software purchased and developed	(199)	(197)
Proceeds from sale of assets	155	38
Other investing activities, net	19	26
Net cash (used in) provided by investing activities	(536)	(566)

Cash flows from financing activities:
Borrowings under lines of credit and short-term debt	—	439
Repayment of borrowings under lines of credit	(32)	—
Principal payments on long-term debt	(242)	(492)
Proceeds from stock options and other common stock transactions	196	214
Excess tax benefit from stock based compensation	18	8
Repurchase of common stock and advance payment for accelerated share repurchase	(842)	(521)
Dividend payments	(128)	(119)
Payment of contingent consideration	—	(98)
Other financing activities, net	(8)	(30)
Net cash used in financing activities	(1,038)	(599)
Effect of exchange rate changes on cash and cash equivalents	(204)	(6)
Net (decrease) increase in cash and cash equivalents	(345)	389
Cash and cash equivalents at beginning of year	2,443	2,054
Cash and cash equivalents at end of year	$2,098	$2,443

Non-GAAP Financial Measures

The following tables reconcile non-GAAP financial measures of operating income, earnings before interest and taxes (EBIT), and free cash flow, to the respective most directly comparable financial measure calculated and presented in accordance with GAAP. Also presented below are the Company's non-GAAP results, which exclude certain items that management believes are not indicative of the Company's operating performance. CSC management believes that these non-GAAP financial measures provide useful information to investors regarding the Company's financial condition and results of operations as they provide another measure of the Company's profitability and ability to service its debt, and are considered important measures by financial analysts covering CSC and its peers.

Management uses operating income to evaluate financial performance and it is one of the measures used in assessing management performance. One of the limitations associated with the use of operating income (as compared to reported earnings) is that it does not reflect the complete financial results of the Company. CSC compensates for these limitations by providing a reconciliation between operating income and income from continuing operations, before taxes. Management uses free cash flow as one of the factors in reviewing the overall performance of the business. Management compensates for the limitations of this non-GAAP measure by also reviewing the GAAP measures of operating, investing and financing cash flows. Management uses non-GAAP income from continuing operations and non-GAAP EPS to evaluate the Company's results, excluding the impact of items that management believes are not indicative of the Company's operating performance. CSC compensates for the limitations of these non-GAAP measures by providing a reconciliation from non-GAAP results to reported results.

GAAP Reconciliations

Operating Income and Adjusted Operating Income
(preliminary and unaudited)

CSC defines operating income as revenue less costs of services, segment selling, general and administrative (G&A) expenses, depreciation and amortization expense, and restructuring costs. Operating income excludes corporate G&A, actuarial and settlement charges related to CSC's pension and other post-employment benefit (OPEB) plans, and the SEC settlement related charges and Other. Operating margin is defined as operating income as a percentage of revenue.

Adjusted operating income is computed by excluding from operating income the impact of the fourth quarter fiscal 2015 special restructuring costs, and the impact of the fourth quarter fiscal 2014 reversal of the excess ServiceMesh contingent consideration payable.

Reconciliations of adjusted operating income and operating income to income from continuing operations before taxes are as follows:

	Quarter Ended		Twelve Months Ended
(Amounts in millions)	April 3, 2015	March 28, 2014	April 3, 2015	March 28, 2014

Adjusted operating income	$349	$364	$1,334	$1,395
Special restructuring costs	(246)	—	(246)	—
Reversal of contingent consideration	—	21	—	21
Operating income	103	385	1,088	1,416
Corporate G&A	(60)	(66)	(242)	(263)
Pension & OPEB actuarial & settlement (losses) gains	(319)	145	(782)	259
SEC settlement related charges and Other	(5)	—	(200)	—
Interest expense	(36)	(35)	(148)	(147)
Interest income	6	5	20	16
Other expense, net	(6)	(2)	(12)	(18)
(Loss) income from continuing operations, before taxes	$(317)	$432	$(276)	$1,263

Adjusted operating margin	12.0%	10.9%	11.0%	10.7%
Operating margin	3.5%	11.6%	8.9%	10.9%

Earnings Before Interest and Taxes and Adjusted Earnings Before Interest and Taxes
(preliminary and unaudited)

Earnings before interest and taxes (EBIT) is defined as income from continuing operations less interest expense, interest income and income tax benefit (expense). EBIT margin is defined as EBIT as a percentage of revenue.

Adjusted EBIT is computed by excluding from EBIT the impact of the (i) actuarial gains (losses) and settlement charges related to CSC's pension & other post-employment benefit (OPEB) plans, (ii) proposed SEC settlement related charges and Other, (iii) fourth quarter fiscal 2015 special restructuring costs, and (iv) the fourth quarter fiscal 2014 reversal of the excess ServiceMesh (SMI) contingent consideration payable. Adjusted EBIT margin is computed as adjusted EBIT as a percentage of revenue.

A reconciliation of adjusted EBIT and EBIT to income from continuing operations is as follows:

	Quarter Ended		Twelve Months Ended
(Amounts in millions)	April 3, 2015	March 28, 2014	April 3, 2015	March 28, 2014
Adjusted EBIT	$283	$296	$1,080	$1,114
Pension & OPEB actuarial & settlement (losses) gains	(319)	145	(782)	259
SEC settlement related charges and Other	(5)	—	(200)	—
Special restructuring costs	(246)	—	(246)	—
Reversal of contingent consideration	—	21	—	21
EBIT	(287)	462	(148)	1,394
Interest expense	(36)	(35)	(148)	(147)
Interest income	6	5	20	16
Income tax benefit (expense)	330	(156)	312	(383)
Income from continuing operations	$13	$276	$36	$880

Adjusted EBIT margin	9.7%	8.9%	8.9%	8.6%
EBIT margin	(9.9)%	13.9%	(1.2)%	10.7%

Free Cash Flow
(preliminary and unaudited)

CSC defines free cash flow as equal to the sum of (1) operating cash flows, (2) investing cash flows, excluding business acquisitions, dispositions and investments (including short-term investments and purchase or sale of available for sale securities), and (3) payments on capital leases and other long-term asset financings. A reconciliation of free cash flow to net cash provided by operating activities is as follows:

	Quarter Ended		Twelve Months Ended
(Amounts in millions)	April 3, 2015	March 28, 2014	April 3, 2015	March 28, 2014
Net cash provided by operating activities	$290	$548	$1,433	$1,560
Net cash (used in) provided by investing activities	(137)	(189)	(536)	(566)
Acquisitions, net of cash acquired	14	—	49	190
Business dispositions	—	(3)	13	(248)
Short-term investments	—	—	—	(5)
Payment on capital leases and other long-term asset financings	(49)	(68)	(242)	(242)
Free cash flow	$118	$288	$717	$689

Adjusted Segment Operating Income and Operating Margin
(preliminary and unaudited)

Adjusted operating income is computed by excluding from operating income the impact of the fourth quarter fiscal 2015 special restructuring costs, and the impact of the fourth quarter fiscal 2014 reversal of the excess ServiceMesh contingent consideration payable. Reconciliations of adjusted operating income to operating income, for the quarters and twelve months ended April 3, 2015 and March 28, 2014, are as follows:

	Quarter Ended April 3, 2015
(Amounts in millions)	Operating income	Special restructuring costs	Adjusted operating income	Adjusted operating margin
Global Business Solutions	$39	$125	$164	16.7%
Global Infrastructure Services	(49)	112	63	6.8
North American Public Sector	135	5	140	14.0
Corporate & Eliminations	(22)	4	(18)	—
Total	$103	$246	$349	12.0%

	Quarter Ended March 28, 2014
(Amounts in millions)	Operating income	Reversal of contingent consideration	Adjusted operating income	Adjusted operating margin
Global Business Solutions	$201	$—	$201	17.4%
Global Infrastructure Services	92	(21)	71	6.1
North American Public Sector	112	—	112	11.2
Corporate & Eliminations	(20)	—	(20)	—
Total	$385	$(21)	$364	10.9%

	Twelve Months Ended April 3, 2015
(Amounts in millions)	Operating income	Special restructuring costs	Adjusted operating income	Adjusted operating margin
Global Business Solutions	$405	$125	$530	13.1%
Global Infrastructure Services	162	112	274	6.7
North American Public Sector	591	5	596	14.7
Corporate & Eliminations	(70)	4	(66)	—
Total	$1,088	$246	$1,334	11.0%

	Twelve Months Ended March 28, 2014
(Amounts in millions)	Operating income	Reversal of contingent consideration	Adjusted operating income	Adjusted operating margin
Global Business Solutions	$574	$—	$574	13.3%
Global Infrastructure Services	382	(21)	361	7.9
North American Public Sector	524	—	524	12.8
Corporate & Eliminations	(64)	—	(64)	—
Total	$1,416	$(21)	$1,395	10.7%

Non-GAAP Results

Non-GAAP results are financial measures calculated by excluding certain items, which management believes are not indicative of the Company's operating performance. A reconciliation of non-GAAP results to reported results is as follows:

	Quarter Ended April 3, 2015
(Amounts in millions, except per-share amounts)	As reported	Pension & OPEB actuarial & settlement losses	SEC Settlement related charges & Other	Special restructuring costs	Tax valuation allowance benefit	Non-GAAP results
Costs of services (excludes depreciation and amortization and restructuring costs)	$2,433	$(302)	$—	$—	$—	$2,131

Selling, general and administrative (excludes SEC settlement related charges and restructuring costs)	$294	$(17)	$(3)	$—	$—	$274

(Loss) income from continuing operations, before taxes	$(317)	$(319)	$(5)	$(246)	$—	$253
Income tax (benefit) expense	(330)	(70)	(2)	(63)	(264)	69
Income from continuing operations	$13	$(249)	$(3)	$(183)	$264	$184

Net income	$13	$(249)	$(3)	$(183)	$264	$184
Less: net income attributable to noncontrolling interest, net of tax	4	—	—	—	—	4
Net (loss) income attributable to CSC common stockholders	$9	$(249)	$(3)	$(183)	$264	$180

Effective tax rate	104.1%	21.9%	40.0%	25.6%	—%	27.3%

Basic EPS from continuing operations	$0.06	$(1.77)	$(0.02)	$(1.30)	$1.88	$1.28
Diluted EPS from continuing operations	$0.06	$(1.74)	$(0.02)	$(1.28)	$1.85	$1.26

Weighted average common shares outstanding for:
Basic EPS	140.760	140.760	140.760	140.760	140.760	140.760
Diluted EPS	142.812	142.812	142.812	142.812	142.812	142.812

	Twelve Months Ended April 3, 2015
(Amounts in millions, except per-share amounts)	As reported	Pension & OPEB actuarial & settlement losses	SEC Settlement related charges & Other	Special restructuring costs	Tax valuation allowance benefit	Non-GAAP results
Costs of services (excludes depreciation and amortization and restructuring costs)	$9,534	$(720)	$—	$—	$—	$8,814

Selling, general and administrative (excludes SEC settlement related charges and restructuring costs)	$1,340	$(62)	$(3)	$—	$—	$1,275

(Loss) income from continuing operations, before taxes	$(276)	$(782)	$(200)	$(246)	$—	$952
Income tax (benefit) expense	(312)	(241)	(3)	(63)	(264)	259
Income from continuing operations	$36	$(541)	$(197)	$(183)	$264	$693

Net income	$7	$(541)	$(197)	$(183)	$264	$664
Less: net income (loss) attributable to noncontrolling interest, net of tax	15	(2)	—	—	—	17
Net (loss) income attributable to CSC common stockholders	$(8)	$(539)	$(197)	$(183)	$264	$647

Effective tax rate	113.0%	30.8%	1.5%	25.6%	—%	27.2%

Basic EPS from continuing operations	$0.15	$(3.78)	$(1.38)	$(1.28)	$1.85	$4.74
Diluted EPS from continuing operations	$0.15	$(3.70)	$(1.35)	$(1.26)	$1.81	$4.64

Weighted average common shares outstanding for:
Basic EPS	142.557	142.557	142.557	142.557	142.557	142.557
Diluted EPS	145.780	145.780	145.780	145.780	145.780	145.780

	Quarter Ended March 28, 2014
(Amounts in millions, except per-share amounts)	As reported	Pension and OPEB actuarial gains	Reversal of contingent consideration	Non-GAAP results
Costs of services (excludes depreciation and amortization and restructuring costs)	$2,257	$132	$—	$2,389

Selling, general and administrative (excludes SEC settlement related charges and restructuring costs)	$300	$13	$21	$334

Income from continuing operations, before taxes	$432	$145	$21	$266
Income tax expense	156	64	—	92
Income from continuing operations	$276	$81	$21	$174

Net income	$273	$81	$21	$171
Less: net income attributable to noncontrolling interest, net of tax	3	—	—	3
Net Income attributable to CSC common stockholders	$270	$81	$21	$168

Effective tax rate	36.1%	44.1%	—%	34.6%

Basic EPS from continuing operations	$1.87	$0.55	$0.14	$1.17
Diluted EPS from continuing operations	$1.83	$0.54	$0.14	$1.15

Weighted average common shares outstanding for:
Basic EPS	145.953	145.953	145.953	145.953
Diluted EPS	149.251	149.251	149.251	149.251

	Twelve Months Ended March 28, 2014
(Amounts in millions, except per-share amounts)	As reported	Pension and OPEB actuarial gains	Reversal of contingent consideration	Non-GAAP results
Costs of services (excludes depreciation and amortization and restructuring costs)	$9,272	$212	$—	$9,484

Selling, general and administrative (excludes SEC settlement related charges and restructuring costs)	$1,220	$47	$21	$1,288

Income from continuing operations, before taxes	$1,263	$259	$21	$983
Income tax expense	383	64	—	319
Income from continuing operations	$880	$195	$21	$664

Net income	$968	$195	$21	$752
Less: net income attributable to noncontrolling interest, net of tax	21	—	—	21
Net income attributable to CSC common stockholders	$947	$195	$21	$731

Effective tax rate	30.3%	24.7%	—%	32.5%

Basic EPS from continuing operations	$5.81	$1.32	$0.14	$4.35
Diluted EPS from continuing operations	$5.70	$1.29	$0.14	$4.27

Weighted average common shares outstanding for:
Basic EPS	147.647	147.647	147.647	147.647
Diluted EPS	150.761	150.761	150.761	150.761